UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2008

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.      Unregistered Sale of Equity Securities

Pursuant to its bankruptcy plan of reorganization (the “Plan of Reorganization”), AboveNet, Inc. (the “Company”) issued warrants to purchase 709,459 shares of Company common stock (“Common Stock”) at an exercise price of $20 per share that expire on September 8, 2008 (the “Five Year Warrants”), and warrants to purchase 834,658 shares of Common Stock at an exercise price of $24 per share that expire on September 8, 2010 (the “Seven Year Warrants”).

Between August 5, 2008 and August 15, 2008,  the Company issued an aggregate of 141,203 shares of Common Stock in connection with the exercise by the holders thereof of Five Year Warrants.  The chart below shows the date of each sale.  The issuances of the Common Stock were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145(a) of the U.S. Bankruptcy Code, in accordance with the order of the bankruptcy court confirming the Plan of Reorganization.  All of the forgoing warrant exercises were for cash resulting in aggregate proceeds to the Company of $2,824,060.

Transaction Date	Shares issued upon Exercise of Five Year Warrants
8/5/08	1,193
8/6/08	21
8/7/08	2
8/8/08	33
8/13/08	195
8/15/08	139,759
Total	141,203

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2008
ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel